UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Fortium Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 W/ Dickson St., Suite 102 G Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

(800) 203-5610

(Registrant’s telephone number, including area code)

Banner Energy Services Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2021, Elysian Premium Corp. (“Elysian”), a wholly-owned subsidiary of Fortium Holdings Corp. (the “Company”), entered into a Joint Venture Agreement (the “Agreement”) by and among Elysian, 7Seeds Inc. (“7Seeds”), and Firebreak Associates, Inc. (“Firebreak”). 7Seeds and Firebreak are under common ownership.

Pursuant to the Agreement, Firebreak granted Elysian an exclusive license to use the “Cannablue” trademarks and service marks in the United States in connection with the branding of Elysian commercial cannabis stores under the Cannablue name and related sale of products for an initial term of five years, subject to the following exceptions (i) a 99-mile radius from each of Oakland, CA and South Lake Tahoe, CA are excluded from the permitted territory in which Elysian may use the license; and (ii) the license to use the Cannablue marks is non-exclusive with respect to (A) the online promotion, advertising, and sales of products bearing the Cannablue marks; and (B) the sale and distribution of Firebreak’s private label products by licensed cannabis distributors.

Under the Agreement, Elysian has also retained and appointed 7Seeds to provide certain consulting services exclusively to Elysian with respect to the planning, licensing and operation of cannabis-related retail activities for an initial term of 36 months.

In exchange for the license, Elysian has agreed to pay Firebreak a $5,000 annual license fee, and a quarterly royalty fee equal to the greater of 6% of gross sales or $5,000 for each Cannablue-branded Elysian store that did not directly result from the consulting services of 7Seeds. In exchange for the consulting services, Elysian has agreed to pay 7Seeds a monthly fee beginning at $5,000 to be incrementally increased to up to $15,000 during the initial term of the services. Further, for each Elysian store for which 7Seeds directly assists in obtaining a cannabis license (exclusive of California license numbers C11-0000999 and C9-0000379), Elysian has agreed to pay 7Seeds a one-time issuance of $50,000 of shares of Fortium common stock and a quarterly royalty fee of 6% of gross sales.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit	Description
10.1	Joint Venture Agreement dated December 2 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortium Holdings Corp.

Date: December 3, 2021	By:	/s/ Richard Horgan
	Name:	Richard Horgan
	Title:	Chief Executive Officer